Exhibit 99.1

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter, dated December 18, 2012, and the letter dated April 15, 2013 confirming the opinion, to the Board of Directors of Knight Capital Group, Inc. (the “Company”) as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with GETCO Holding Company, LLC contained in the Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion and letter in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill + Partners, L.P.

New York, New York

April 15, 2013